                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                       October 27, 2003 (August 27, 2003)



                              GLIMCHER REALTY TRUST
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           MARYLAND                      1-12482                 31-1390518
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION           (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)                 FILE NUMBER)          IDENTIFICATION NO.)




        150 E. Gay Street, Columbus, Ohio                              43215
--------------------------------------------------------------------------------
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


        Registrant's telephone number, including area code (614) 621-9000
--------------------------------------------------------------------------------




                                       N/A
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

EXPLANATORY NOTE

The registrant hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on September 8, 2003, to file the financial statements and pro forma financial information required by Item 7 of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

         The Statements of Revenues and Certain Expenses of the WestShore Plaza Mall property, as listed in the accompanying Index to Financial Statements and Pro Forma Financial Information, are filed as part of this Current Report on Form 8-K/A.

         The Combined Statements of Revenues and Certain Expenses of the other properties acquired in 2003, as listed in the accompanying Index to Financial Statements and Pro Forma Financial Information, are filed as part of this Current Report on Form 8-K/A.

(b)      Pro Forma Financial Information.

         The pro forma Condensed Consolidated Statement of Operations and pro forma Condensed Consolidated Balance Sheet of Glimcher Realty Trust (the "Company"), as listed in the accompanying Index to Financial Statements and Pro Forma Financial Information, is filed as part of this Current Report on Form 8-K/A.

(c)      Exhibits.

         23.1   Consent of Independent Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2003


                                             GLIMCHER REALTY TRUST



                                             By: /s/ Melinda A. Janik
                                                 ------------------------
                                             Name:  Melinda A. Janik
                                             Title: Senior Vice President
                                                    and Chief Financial Officer

        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

The following historical financial statements and pro forma financial information are presented in accordance with Rule 3-14 and Article 11, respectively, of Regulation S-X of the Securities and Exchange Commission. The audited Statement of Revenues and Certain Expenses of WestShore Plaza Mall and the unaudited Combined Statements of Revenues and Certain Expenses of other properties acquired are presented in this Form 8-K/A. In addition, unaudited Pro Forma Condensed Consolidated Statements of Operations and unaudited Pro Forma Condensed Consolidated Balance Sheet are also presented. The transactions relating to the properties acquired (as described in the registrant's Current Report on Form 8-K dated September 8, 2003) are not with related parties. The registrant, after reasonable inquiry, is not aware of any material factors related to the properties not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results.


WESTSHORE PLAZA MALL                                                                PAGE
                                                                                    ----
Independent Auditors' Report                                                          5

Statements of Revenues and Certain Expenses for the Year Ended
December 31, 2002 and for the six months ended June 30, 2003                          6

Notes to Statements of Revenues and Certain Expenses                                  7

OTHER PROPERTIES ACQUIRED (UNAUDITED)

Combined Statements of Revenues and Certain Expenses for the Year Ended
December 31, 2002 and for the period January 1, 2003
through June 30, 2003 or acquisition date, whichever is earlier                       9

Notes to Combined Statements of Revenues and Certain Expenses                        10

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Consolidated Statement of Operations for the year ended
December 31, 2002                                                                    12

Notes to Pro Forma Condensed Consolidated Statement of Operations for
the year ended December 31, 2002                                                     13

Pro Forma Condensed Consolidated Statement of Operations for the six
months ended June 30, 2003                                                           15

Notes to Pro Forma Condensed Consolidated Statement of Operations for
six months ended June 30, 2003                                                       16

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2003                   18

Notes to Pro Forma Condensed Consolidated Balance Sheet as of June 30,
2003                                                                                 19

                         Report of Independent Auditors



To the Board of Trustees of Glimcher Realty Trust:


In our opinion, the Statement of Revenues and Certain Expenses listed in the accompanying index presents fairly, in all material respects, the revenues and certain expenses of Westshore Plaza (the "Property") for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Property's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Revenues and Certain Expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Statement of Revenues and Certain Expenses. We believe that our audit of the Statement of Revenues and Certain Expenses provides a reasonable basis for our opinion.

The accompanying Statement of Revenues and Certain Expenses was prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Statement of Revenues and Certain Expenses, and is not intended to be a complete presentation of the revenues and expenses of the Property.



/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
September 15, 2003

                                 WESTSHORE PLAZA
               STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR THE
                 YEAR ENDED DECEMBER 31, 2002 AND THE SIX MONTHS
                               ENDED JUNE 30, 2003
                             (DOLLARS IN THOUSANDS)



                                                                SIX MONTHS ENDED
                                                YEAR ENDED        JUNE 30, 2003
                                             DECEMBER 31, 2002     (UNAUDITED)
                                             -----------------  ----------------
Revenues:
   Minimum Rents                                  $12,120            $6,209
   Tenant Reimbursements                            4,434             2,418
   Percentage Rents                                   474               165
   Other Revenues                                   1,630               921
                                                  -------            ------

Total Revenues                                     18,658             9,713
                                                  -------            ------

Expenses:
   Property Operating                               3,602             1,734
   Real Estate Taxes                                1,973             1,057
   Administrative                                     782               303
                                                  -------            ------

      Total Expenses                                6,357             3,094
                                                  -------            ------


Revenues in Excess of Certain Expenses            $12,301            $6,619
                                                  =======            ======


        The accompanying notes are an integral part of these statements.

                                 WESTSHORE PLAZA
     NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR THE YEAR ENDED
              DECEMBER 31, 2002 AND SIX MONTHS ENDED JUNE 30, 2003
                             (DOLLARS IN THOUSANDS)


1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The Statements of Revenues and Certain Expenses present the results of operations of Westshore Plaza (the "Property") for the year ended December 31, 2002 and the six month period ended June 30, 2003. The Property was acquired on August 27, 2003 by Glimcher Realty Trust (the "Company") through its operating partnership subsidiary, Glimcher Properties Limited Partnership. The Property was acquired for approximately $152 million from an unrelated third party. The Property is a regional shopping center consisting of approximately 1.1 million square feet (unaudited) of gross leasable area situated on 49 acres (unaudited) of land in Tampa, Florida.

     The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K/A of the Company. The statements are not intended to be a complete presentation of the revenues and expenses of the Property for the six-month period ended June 30, 2003 and for the year ended December 31, 2002 as certain expenses, primarily depreciation and amortization expense, interest expense, external management and leasing fees, and other costs not directly related to the future operations of the Property have been excluded.

     REVENUE RECOGNITION

     Minimum rents are recognized over the terms of the related leases on a straight-line basis. Tenant reimbursements represent recoveries from tenants for real estate taxes, insurance and other property operating expenses. Tenant reimbursements are recognized as revenues in the period the applicable costs are incurred. Percentage rents include overage rentals, which are based on tenants' sales, and are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants' leases.

     PROPERTY OPERATING EXPENSES

     Property operating expenses represent the direct expenses of operating the Property and include maintenance, repairs, insurance and advertising costs that are expected to continue in the ongoing operation of the Property. A provision for doubtful accounts representing that portion of accounts receivable which is estimated to be uncollectible has been included in property operating expenses. Expenditures for maintenance and repairs are charged to operations as incurred.

     ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates used in the preparation of the financial statements.

2.   TENANT LEASES

     The minimum future rentals based on noncancelable operating leases held as of December 31, 2002 are as follows:


                         2003                               $ 11,896
                         2004                                 12,334
                         2005                                 12,149
                         2006                                 10,956
                         2007                                 10,063
                         Thereafter                           71,118
                                                            --------

                            Total                           $128,516
                                                            ========

     Minimum future rentals do not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of operating expenses. Two tenants, American Multi-Cinema, Inc. and Sak's Fifth Avenue, Inc., each accounted for approximately 15% of minimum rents for the year ended December 31, 2002.

3. STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003

     The statement for the six-month period ended June 30, 2003 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period is not necessarily indicative of the results to be expected for the full year for the operation of the Property.

                              GLIMCHER REALTY TRUST
                            OTHER PROPERTIES ACQUIRED
              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2002
              AND THE PERIOD JANUARY 1, 2003 THROUGH JUNE 30, 2003,
                    OR ACQUISITION DATE, WHICHEVER IS EARLIER
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

The Combined Statements of Revenues and Certain Expenses, as shown below, present the summarized results of operations of Colonial Park Mall, G&G Blaine, LLC and Eastland Mall ("Eastland Charlotte"). On March 6, 2003, Glimcher Realty Trust's operating partnership, Glimcher Properties Limited Partnership ("GPLP"), acquired the joint venture interest not previously owned of Colonial Park Mall, a fully enclosed mall in Harrisburg, Pennsylvania. On April 24, 2003, GPLP acquired the joint venture interest not previously owned of G&G Blaine, LLC, a vacant anchor building, and a related parcel of land at Northtown Mall, Minneapolis, Minnesota. On August 14, 2003, GPLP acquired the joint venture interest not previously owned in Eastland Charlotte, a fully enclosed mall in Charlotte, North Carolina.

                                                           JANUARY 1, 2003 -
                                                             JUNE 30, 2003
                                        YEAR ENDED        OR ACQUISITION DATE,
                                    DECEMBER 31, 2002     WHICHEVER IS EARLIER
                                    -----------------     --------------------
Revenues:
   Minimum Rents                         $11,118                 $4,104
   Tenant Reimbursements                   7,634                  3,103
   Percentage Rents                          258                     50
   Other Revenues                            889                    193
                                         -------                 ------

Total Revenues                            19,899                  7,450
                                         -------                 ------

Expenses:
   Property Operating                      7,159                  2,825
   Real Estate Taxes                       1,403                    512
   Administrative                              5                      3
                                         -------                 ------

Total Expenses                             8,567                  3,340
                                         -------                 ------

Revenues in Excess of Certain
  Expenses                               $11,332                 $4,110
                                         =======                 ======


   The accompanying notes are an integral part of these combined statements.

                              GLIMCHER REALTY TRUST
                            OTHER PROPERTIES ACQUIRED
        NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES FOR
       THE YEAR ENDED DECEMBER 31, 2002 AND FOR THE PERIOD JANUARY 1, 2003
        THROUGH JUNE 30, 2003, OR ACQUISITION DATE, WHICHEVER IS EARLIER
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The Combined Statements of Revenues and Certain Expenses present the operations of Colonial Park Mall, G&G Blaine, LLC and Eastland Charlotte (the "Properties"). The Properties are included in the Combined Statement of Revenues and Certain Expenses from January 1, 2002 through June 30, 2003, or acquisition date, whichever is earlier.

     On March 6, 2003, the Company completed the acquisition of the joint venture interest not previously owned by the Company in Colonial Park Mall, an enclosed regional mall located in Harrisburg, Pennsylvania, from LB Colonial Park, LLC, a Delaware limited liability company. The Company acquired the remaining 50% interest for $5.5 million in cash and assumption of the outstanding mortgage balance of $34.3 million. The property is a regional shopping center consisting of approximately 745,000 square feet of gross leaseable area located in Harrisburg, Pennsylvania.

     The joint venture interest not previously owned of G&G Blaine, LLC and a related parcel of land were acquired on April 24, 2003 for $2.96 million. This property is a vacant anchor building and underlying land located at Northtown Mall, Minneapolis, Minnesota. Northtown Mall is wholly owned by Glimcher Realty Trust.

     The joint venture interest not previously owned of Eastland Charlotte was acquired on August 14, 2003. This property was acquired for $4.75 million from a joint venture partner and assumption of the outstanding mortgage balance of $46.2 million. The property is a regional shopping center consisting of approximately 1.0 million square feet of gross leaseable area located in Charlotte, North Carolina.

     The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K/A of the Company. The statements are not intended to be a complete presentation of the revenues and expenses of the Properties for the year ended December 31, 2002 and the period January 1, 2003 through June 30, 2003, or acquisition date, whichever is earlier, as certain expenses, primarily depreciation and amortization expense, interest expense and other costs not directly related to the future operations of the Properties have been excluded.

     REVENUE RECOGNITION

     Minimum rents are recognized over the terms of the related leases on a straight-line basis. Tenant reimbursements represent recoveries from tenants for real estate taxes, insurance and other property operating expenses. Tenant reimbursements are recognized as revenues in the period the applicable costs are incurred. Percentage rents include overage rentals, which are based on tenants' sales, and are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants' leases.

     PROPERTY OPERATING EXPENSES

     Property operating expenses represent the direct expenses of operating the Properties and include maintenance, repairs, insurance and advertising costs that are expected to continue in the ongoing operation of the Properties. A provision for doubtful accounts representing that portion of accounts receivable which is estimated to be uncollectible has been included in property operating expenses. Expenditures for maintenance and repairs are charged to operations as incurred.

     ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates used in the preparation of the financial statements.

2.  TENANT LEASES

     The minimum future rentals based on noncancelable operating leases held as of December 31, 2002 are as follows:


                         2003                              $10,429
                         2004                                9,874
                         2005                                8,040
                         2006                                7,278
                         2007                                5,163
                         Thereafter                         10,205
                                                           -------

                            Total                          $50,989
                                                           =======

     Minimum future rentals do not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of operating expenses.

3. COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES FOR THE PERIOD JANUARY 1, 2003 THROUGH JUNE 30, 2003, OR ACQUISITION DATE, WHICHEVER IS EARLIER

     The Statement of Revenues and Certain Expenses for the period January 1, 2003 through June 30, 2003, or acquisition date, whichever is earlier, includes all significant adjustments necessary for a fair presentation for the interim period. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the operation of the Properties.

                                                       GLIMCHER REALTY TRUST
                                      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                          FOR THE YEAR ENDED DECEMBER 31, 2002 (UNAUDITED)
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                  HISTORICAL      TOTAL                    PRO FORMA
                                                  GLIMCHER      HISTORICAL     OTHER       HISTORICAL   PRO FORMA      GLIMCHER
                                                REALTY TRUST    WESTSHORE   ACQUISITIONS    COMBINED   ADJUSTMENTS   REALTY TRUST
                                                ------------    ---------   ------------   ---------   -----------   ------------
Total revenues                                    $270,179       $18,658       $19,899     $308,736     $   (332)A    $308,404

Expenses:
   Property operating                               85,411         4,384         7,164       96,959                     96,959
   Real estate taxes                                28,719         1,973         1,403       32,095                     32,095
   Depreciation and amortization                    56,449                                   56,449        7,571 B      64,020
                                                  --------       -------       -------     --------     --------      --------
Total expenses                                     170,579         6,357         8,567      185,503        7,571       193,074
                                                  --------       -------       -------     --------     --------      --------

Operating income                                    99,600        12,301        11,332      123,233       (7,903)      115,330

   Interest expenses, net                           85,730                                   85,730       11,436 C      97,166

Equity in income (loss) of
  unconsolidated affiliates:
    Colonial Park Mall                                 441                                      441         (441)D
    G & G Blaine, LLC                                 (430)                                    (430)         430 D
    Eastland Charlotte                                 264                                      264         (264)D
    Other joint ventures                             2,804                                    2,804                      2,804
                                                  --------       -------       -------     --------     --------      --------

Income before minority interest                     16,949        12,301        11,332       40,582      (19,614)       20,968

Allocations to minority interests                    2,334                                    2,334       (1,911)E         423
                                                  --------       -------       -------     --------     --------      --------
Income from continuing operations                 $ 14,615       $12,301       $11,332     $ 38,248     $(17,703)     $ 20,545
                                                  ========       =======       =======     ========     ========      ========

Weighted average shares outstanding - basic         32,366                                                              32,366
Weighted average shares outstanding - diluted       35,748                                                              35,748
EPS continuing operations - basic - Pro Forma     $   0.50                                                            $   0.69
EPS continuing operations - diluted - Pro Forma   $   0.47                                                            $   0.64



  The accompanying notes are an integral part of these consolidated statements

                              GLIMCHER REALTY TRUST
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
                 OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002
                                   (UNAUDITED)


1.  PRO FORMA BASIS OF PRESENTATION

This unaudited Pro Forma Condensed Consolidated Statement of Operations of Glimcher Realty Trust (the "Company") is presented as if the acquisitions made in 2003 (Colonial Park Mall joint venture interest not previously owned, G & G Blaine, LLC joint venture interest not previously owned, Eastland Charlotte joint venture interest not previously owned and WestShore Plaza Mall) had all occurred on January 1, 2002. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such Pro Forma Condensed Consolidated Statement of Operations is based upon the historical information of the Company and the historical information of each of the above-mentioned entities for the year ended December 31, 2002. This unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with the Statements of Revenues and Certain Expenses included elsewhere in this report and is not necessarily indicative of what actual results of the Company would have been if such transactions had been completed as of January 1, 2002 nor does it purport to represent the results of operations for future periods.

Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 145, a standard that addresses the classification of gains or losses from early extinguishment of debt. Gains or losses from early extinguishment of debt for 2002 have been reclassified to interest expense to comply with SFAS No. 145. These reclassifications had no impact on reported net income.

2.  ACQUISITIONS

On August 27, 2003, the Company's operating partnership, Glimcher Properties Limited Partnership ("GPLP"), acquired WestShore Plaza Mall, a fully enclosed regional shopping mall located in Tampa, Florida, from American Freeholds, a Nevada general partnership, which is sponsored by Grosvenor USA. Approximately $100 million of the $152 million purchase price was funded with a new nine-year mortgage loan which bears interest at the fixed rate 5.09% per annum and requires payments of principal based on a 30-year principal amortization schedule. The additional $52 million was funded using a portion of the net proceeds of the 8.75% Series F Cumulative Redeemable Preferred Share offering that was completed by the Company on August 25, 2003.

On August 14, 2003, the Company's operating partnership, GPLP, completed the acquisition of the joint venture interest not previously owned by the Company in Eastland Charlotte, an enclosed regional mall located in Charlotte, North Carolina, from HIG Mall, LLC, a Florida limited liability company. The Company acquired the remaining 80% interest for $4.75 million in cash. The property had an outstanding mortgage balance of $46.2 million on the acquisition date. The existing mortgage, which originated in 1998, matures on September 11, 2008. The debt bears interest at a fixed rate of 8.50% per annum and requires payments of principal based on a 30-year principal amortization schedule.

On April 24, 2003, GPLP completed the acquisition from Greyhawke Net Lease Investors III, LLC, a Delaware limited liability company, of the 50% interest not previously owned by the Company in G & G Blaine, LLC, and a related parcel of land for approximately $2.96 million in cash. With the completion of this transaction, GPLP is the sole owner of a vacant anchor building and underlying land at Northtown Mall in Minneapolis, Minnesota. Northtown Mall is wholly owned by the Company.

On March 6, 2003, the Company completed the acquisition of the joint venture interest not previously owned by the Company in Colonial Park Mall, an enclosed regional mall located in Harrisburg, Pennsylvania, from LB Colonial Park, LLC, a Delaware limited liability company. The Company acquired the remaining 50% interest for $5.5 million in cash and the assumption of the outstanding mortgage balance of $34.3 million on the acquisition date. The existing mortgage, which originated in 1997, matures in 2027, with an optional prepayment dated in 2007. The debt bears interest at a fixed rate of 7.73% per annum.

3.  PRO FORMA ADJUSTMENTS

(A)  Revenues

The adjustment to revenues represents the management fee income that was derived from Eastland Charlotte, G & G Blaine, LLC and Colonial Park Mall and the amortization of the capitalized above and below market leases for WestShore Plaza Mall.

(B)  Depreciation and Amortization

Depreciation and amortization is adjusted to account for the additional amounts related to the 2003 acquisitions.

(C)  Interest Expenses, net

The adjustment to interest expenses, net reflects a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed approximately $80.4 million of mortgage debt bearing interest at the weighted average rate of 8.17%. The Company also incurred approximately $100 million of borrowings to fund a portion of the cash portion of the WestShore Plaza Mall acquisition. The pro forma interest expense on new borrowings was calculated using the interest rates described above.

(D)  Equity in Income (Loss) of Unconsolidated Affiliates

These adjustments reflect the elimination in the equity in income or loss from Colonial Park Mall, G & G Blaine, LLC and Eastland Charlotte.

(E)  Allocations to Minority Interests

This adjustment reflects the change in minority interests as related to the 2003 acquisitions.

                                                       GLIMCHER REALTY TRUST
                                      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                         FOR THE SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                  HISTORICAL      TOTAL                    PRO FORMA
                                                  GLIMCHER      HISTORICAL     OTHER       HISTORICAL   PRO FORMA      GLIMCHER
                                                REALTY TRUST    WESTSHORE   ACQUISITIONS    COMBINED   ADJUSTMENTS   REALTY TRUST
                                                ------------    ---------   ------------   ---------   -----------   ------------

Total revenues                                     $148,552      $9,713        $7,450     $165,715         $(54)A    $165,661

Expenses:
   Property operating                                57,970       2,037         2,828       62,835                     62,835
   Real estate taxes                                 16,329       1,057           512       17,898                     17,898
   Depreciation and amortization                     31,681                                 31,681        3,383 B      35,064
                                                   --------      ------         -----      -------        -----       -------
Total expenses                                      105,980       3,094         3,340      112,414        3,383       115,797
                                                   --------      ------         -----      -------        -----       -------

Operating income                                     42,572       6,619         4,110       53,301       (3,437)       49,864

   Interest expenses, net                            38,683                                 38,683        4,867 C      43,550

Equity in income (loss) of
  unconsolidated affiliates:
    Colonial Park Mall                                  105                                    105         (105)D
    G & G Blaine, LLC                                  (136)                                  (136)         136 D
    Eastland Charlotte                                  116                                    116         (116)D
    Other joint ventures                              1,304                                  1,304                      1,304
                                                   --------      ------         -----      -------        -----       -------
Income before minority interest                       5,278       6,619         4,110       16,007       (8,389)        7,618
Allocations to minority interests                      (122)                                  (122)          59 E         (63)
                                                   --------      ------         -----      -------        -----       -------
Income from continuing operations                  $  5,400      $6,619        $4,110     $ 16,129      $(8,448)     $  7,681
                                                   ========      ======        ======     ========      =======      ========
Weighted average shares outstanding - basic          34,435                                                            34,435
Weighted average shares outstanding - diluted        38,028                                                            38,028
EPS continuing operations -  basic - Pro Forma     $   0.15                                                          $   0.22
EPS continuing operations - diluted - Pro Forma    $   0.15                                                          $   0.22



  The accompanying notes are an integral part of these consolidated statements.

                              GLIMCHER REALTY TRUST
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
               OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                   (UNAUDITED)

1.  PRO FORMA BASIS OF PRESENTATION

This unaudited Pro Forma Condensed Consolidated Statement of Operations of Glimcher Realty Trust (the "Company") is presented as if the acquisitions made in 2003 (Colonial Park Mall joint venture interest not previously owned, G & G Blaine, LLC joint venture interest not previously owned, Eastland Charlotte joint venture interest not previously owned and WestShore Plaza Mall) had all occurred on January 1, 2002. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such Pro Forma Condensed Consolidated Statement of Operations is based upon the historical information of the Company and the historical information of each of the above mentioned entities for the six months ended June 30, 2003. This unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with the Statements of Revenues and Certain Expenses included elsewhere in this report and is not necessarily indicative of what actual results of the Company would have been if such transactions had been completed as of January 1, 2002 nor does it purport to represent the results of operations for future periods.

2.  ACQUISITIONS

On August 27, 2003, the Company's operating partnership, Glimcher Properties Limited Partnership ("GPLP") acquired WestShore Plaza Mall, a fully enclosed regional shopping mall located in Tampa, Florida, from American Freeholds, a Nevada general partnership, which is sponsored by Grosvenor USA. Approximately $100 million of the $152 million purchase price was funded with a new nine year mortgage loan which bears interest at the fixed rate 5.09% per annum and requires payments of principal based on a 30 year principal amortization schedule. The additional $52 million was funded using a portion of the net proceeds of the 8.75% Series F Cumulative Redeemable Preferred Share offering that was completed by the Company on August 25, 2003.

On August 14, 2003, the Company's operating partnership, GPLP, completed the acquisition of the joint venture interest not previously owned by the Company in Eastland Charlotte, an enclosed regional mall located in Charlotte, North Carolina, from HIG Mall, LLC, a Florida limited liability company. The Company acquired the remaining 80% interest for $4.75 million in cash. The property had an outstanding mortgage balance of $46.2 million on the acquisition date. The existing mortgage, which originated in 1998, matures on September 11, 2008. The debt bears interest at a fixed rate of 8.50% per annum and requires payments of principal based on a 30-year principal amortization schedule.

On April 24, 2003, GPLP completed the acquisition from Greyhawke Net Lease Investors III, LLC, a Delaware limited liability company, of the 50% interest not previously owned by the Company in G & G Blaine, LLC, and a related parcel of land for approximately $2.96 million in cash. With the completion of this transaction, GPLP is the sole owner of a vacant anchor building and underlying land at Northtown Mall in Minneapolis, Minnesota. Northtown Mall is wholly owned by the Company.

On March 6, 2003, the Company completed the acquisition of the joint venture interest not previously owned by the Company in Colonial Park Mall, an enclosed regional mall located in Harrisburg, Pennsylvania, from LB Colonial Park, LLC, a Delaware limited liability company. The Company acquired the remaining 50% interest for $5.5 million in cash and the assumption of the outstanding mortgage balance of $34.3 million on the acquisition date. The existing mortgage, which originated in 1997, matures in 2027, with an optional prepayment date in 2007. The debt bears interest at a fixed rate of 7.73% per annum.

3.  PRO FORMA ADJUSTMENTS

(A)  Revenues

The adjustment to revenues represents the management fee income that was derived from Eastland Charlotte, G & G Blaine, LLC and Colonial Park Mall and the amortization of the capitalized above and below market leases for WestShore Plaza Mall.

(B)  Depreciation and Amortization

Depreciation and amortization is adjusted to account for the additional amounts related to the 2003 acquisitions.

(C)  Interest Expenses, net

The adjustment to the interest expense, net reflects a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed approximately $80.4 million of mortgage debt bearing interest at the weighted average rate of 8.17%. The Company also incurred approximately $100 million of borrowings to fund a portion of the cash portion of the WestShore Plaza Mall acquisition. The pro forma interest expense on new borrowings was calculated using the interest rates described above.

(D)  Equity in Income (Loss) of Unconsolidated Affiliates

These adjustments reflect the elimination in the equity in income or loss from Colonial Park Mall, G & G Blaine, LLC and Eastland Charlotte.

(E)  Allocations to Minority Interests

This adjustment reflects the change in minority interests as related to the 2003 acquisitions.

                              GLIMCHER REALTY TRUST
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                          AT JUNE 30, 2003 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                            HISTORICAL                              PRO FORMA
                                             GLIMCHER           PRO FORMA            GLIMCHER
                                           REALTY TRUST        ADJUSTMENTS         REALTY TRUST
                                           ------------        -----------         ------------
Investment in real estate:
Land                                        $  225,277          $   20,996          $  246,273
Building, improvements
  and equipment                              1,594,822             190,511           1,785,333
Developments in progress                        24,690                  40              24,730
                                            ----------          ----------          ----------
                                             1,844,789             211,547           2,056,336
Less accumulated depreciation
  and amortization                             365,918                                 365,918
                                            ----------          ----------          ----------

Net property and equipment                   1,478,871             211,547           1,690,418

Investment in Eastland Charlotte                 1,347              (1,347)
Investment in other joint ventures               9,196                                   9,196
                                            ----------          ----------          ----------

Net investment in real estate                1,489,414             210,200           1,699,614
                                            ----------          ----------          ----------

Cash                                            13,611                 602              14,213
Restricted cash                                 22,713               1,834              24,547
Tenant accounts receivable, net                 54,019               1,134              55,153
Deferred expenses, net                          26,537                 152              26,689
Prepaid and other assets                        13,515                 267              13,782
                                            ----------          ----------          ----------

TOTAL ASSETS                                $1,619,809          $  214,189          $1,833,998
                                            ==========          ==========          ==========

Mortgage notes and other debt
  payable                                   $1,126,411          $  146,184          $1,272,595
Accounts payable and accrued
  expenses                                      46,149              10,102              56,251
Distributions payable                           21,245                                  21,245
                                            ----------          ----------          ----------

Total Liabilities                            1,193,805             156,286           1,350,091
                                            ----------          ----------          ----------

Minority interest in operating
  partnership                                   27,549                                  27,549
                                            ----------          ----------          ----------

Preferred stock                                127,950              60,000             187,950
Common stock                                       347                                     347
Additional paid in capital                     514,176              (2,097)            512,079
Distributions in excess of earnings           (239,599)                                239,599
Accumulated other
  comprehensive loss                            (4,419)                                 (4,419)
                                            ----------          ----------          ----------

TOTAL LIABILITIES AND
  SHAREHOLDER'S EQUITY                      $1,619,809          $  214,189          $1,833,998
                                            ==========          ==========          ==========


  The accompanying notes are an integral part of these consolidated statements

                              GLIMCHER REALTY TRUST
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                AT JUNE 30, 2003
                                   (UNAUDITED)
         (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)


1.  PRO FORMA BASIS OF PRESENTATION

This unaudited condensed consolidated balance sheet is presented as if the acquisitions made subsequent to June 30, 2003 had all occurred on June 30, 2003. In management's opinion, all adjustments necessary to reflect these transactions have been included.

The cost of the acquired assets and assumed liabilities described in this Form 8-K/A are based on their respective fair values. The aggregate fair value of the assets acquired and liabilities assumed in the purchases were approximately $214,189 and $156,286, respectively. The purchase allocation adjustments made in connection with the acquisitions in the unaudited pro forma condensed consolidated balance sheet are based on the information available at this time. Subsequent adjustments and refinements to the allocation may be made based on additional information. The Company believes any adjustments will be immaterial.

2.  PRO FORMA ADJUSTMENTS

The proforma adjustments reflect the acquisition of WestShore Plaza Mall and Eastland Charlotte as if they occurred on June 30, 2003. The assets and liabilites are presented at fair value.

On August 25, 2003, the Company completed its offering to the public of 2,400,000 shares of 8.75% Series F Preferred Cumulative Redeemable Shares of Beneficial Interest at a price of $25.00 per share. The net proceeds of the offering were used primarily to fund the Company's acquisition of WestShore Plaza Mall and therefore is included in the Pro Forma Condensed Consolidated Balance Sheet.